As filed with the Securities and Exchange Commission on March 29, 2019

Registration No. 333-218123

Registration No. 333-194629

Registration No. 333-170748

Registration No. 333-154776

Registration No. 333-138205

Registration No. 333-128376

Registration No. 333-122231

Registration No. 333-217128

Registration No. 333-189936

Registration No. 333-160501

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

Form S-8 Registration No. 333-218123

Form S-8 Registration No. 333-194629

Form S-8 Registration No. 333-170748

Form S-8 Registration No. 333-154776

Form S-8 Registration No. 333-138205

Form S-8 Registration No. 333-128376

Form S-8 Registration No. 333-122231

Form S-8 Registration No. 333-217128

Form S-8 Registration No. 333-189936

Form S-8 Registration No. 333-160501

UNDER

THE SECURITIES ACT OF 1933

Integrated Device Technology, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	94-2669985
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

6024 Silver Creek Valley Road

San Jose, California 95138

(Address of Principal Executive Offices)

Amended and Restated Integrated Device Technology, Inc. 2004 Equity Plan

GigPeak, Inc. Amended and Restated 2008 Equity Incentive Plan

Integrated Device Technology, Inc. 2009 Employee Stock Purchase Plan

(Full Titles of the Plans)

Sailesh Chittipeddi

Chief Executive Officer

Integrated Device Technology, Inc.

6024 Silver Creek Valley Road

San Jose, California 95138

(Name and Address of Agent for Service)

(408) 284-8200

(Telephone Number, Including Area Code, of Agent for Service)

Approximate date of commencement of proposed sale to the public: Not applicable. This post-effective amendment removes from registration those securities that remain unsold pursuant to the above referenced registration statements.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging Growth Company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

EXPLANATORY NOTE: DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 1 relates to the following Registration Statements on Form S-8 (each, a “Registration Statement,” and collectively, the “Registration Statements”), filed with the Securities and Exchange Commission (the “SEC”) by Integrated Device Technology, Inc. (the “Registrant”):

•

Registration Statement No. 333-218123, filed with the SEC on May 19, 2017, pertaining to the registration of 4,500,000 shares of the common stock of the Registrant, $0.001 par value per share (the “Common Stock”), reserved for issuance under the Amended and Restated Integrated Device Technology, Inc. 2004 Equity Plan, as amended from time to time (the “2004 Plan”);

•	Registration Statement No. 333-194629, filed with the SEC on March 17, 2014, pertaining to the registration of 5,000,000 shares of Common Stock reserved for issuance under the 2004 Plan;

•	Registration Statement No. 333-170748, filed with the SEC on November 19, 2010, pertaining to the registration of 8,300,000 shares of Common Stock reserved for issuance under the 2004 Plan;

•	Registration Statement No. 333-154776, filed with the SEC on October 28, 2008, pertaining to the registration of 4,000,000 shares of Common Stock reserved for issuance under the 2004 Plan;

•	Registration Statement No. 333-138205, filed with the SEC on October 25, 2006, pertaining to the registration of 5,000,000 shares of Common Stock reserved for issuance under the 2004 Plan;

•	Registration Statement No. 333-128376, filed with the SEC on September 16, 2005, pertaining to the registration of 17,000,000 shares of Common Stock reserved for issuance under the 2004 Plan;

•	Registration Statement No. 333-122231, filed with the SEC on January 21, 2005, pertaining to the registration of 2,500,000 shares of Common Stock reserved for issuance under the 2004 Plan;

•

Registration Statement No. 333-217128, filed with the SEC on April 4, 2014, pertaining to the registration of 830,465 shares of Common Stock reserved for issuance under the GigPeak, Inc. Amended and Restated 2008 Equity Incentive Plan;

•

Registration Statement No. 333-189936, filed with the SEC on July 12, 2013, pertaining to the registration of 5,000,000 shares of Common Stock reserved for issuance under the Integrated Device Technology, Inc. 2009 Employee Stock Option Purchase Plan, as amended from time to time (the “2009 Plan”); and

•	Registration Statement No. 333-160501, filed with the SEC on July 9, 2009, pertaining to the registration of 9,000,000 shares of Common Stock reserved for issuance under the 2009 Plan.

The Registrant is filing this Post-Effective Amendment No. 1 to the Registration Statements to withdraw and remove from registration the unissued securities issuable by the Registrant pursuant to the above-referenced Registration Statements.

On March 29, 2019, the Registrant completed its merger with Chapter Two Company (“Merger Sub”), a Delaware corporation and a direct wholly owned subsidiary of Renesas Electronics Corporation, a Japanese corporation (“Parent”), whereby Merger Sub merged with and into Registrant, with Registrant surviving as a direct wholly owned subsidiary of Parent (the “Merger”). The Merger was effected pursuant to an Agreement and Plan of Merger, dated as of September 10, 2018, by and among Registrant and Parent, and subsequently joined by Merger Sub.

As a result of the Merger, the offerings of the Registrant’s securities pursuant to the above-referenced Registration Statements have been terminated. In accordance with an undertaking made by the Registrant in the Registration Statements to remove from registration, by means of a post-effective amendment, any of the securities registered under the Registration Statements that remain unissued at the termination of the offerings, the Registrant hereby terminates the effectiveness of the Registration Statements and removes and withdraws from registration all securities registered but unsold under such Registration Statements, if any, as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused the Post-Effective Amendment No. 1 to the Registration Statements on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California on March 29, 2019.

INTEGRATED DEVICE TECHNOLOGY, INC.

By:	/s/ Sailesh Chittipeddi
Sailesh Chittipeddi
President and CEO

Note: Pursuant to Rule 478 under the Securities Act of 1933, as amended, no other person is required to sign this Post-Effective Amendment No. 1 to the Registration Statements.